Exhibit 3a

                           ARTICLES OF INCORPORATION
                                       OF
                                  E-BAIT, INC.

ONE:    The name of the corporation is E-BAIT, INC.

TWO:    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address in this state of the corporation's initial agent for service of process is: Christopher Q. Lucidi, 14423 West Bernardo Court, San Diego, CA 92127.

FOUR:   The corporation is authorized to issue one class of shares designated as
"Common Stock". This class is referred to in these Articles as Common Stock or Common Shares. The total number of shares of Common Stock authorized is 50,000,000 with a par value of $0.001 per share.

FIVE:   The liability of the directors of the corporation for the monetary damages shall be eliminated to the fullest extent permissible under California law.

SIX:    The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.






                                        By:  /s/  Christopher Q. Lucidi
                                           ------------------------------------
                                                  Christopher Q. Lucidi,
                                                  Incorporator


I decalre that I am the person who excuted the above articles of Incorporation, and such instrument is my act and deed.



                                        By:  /s/  Christopher Q. Lucidi
                                           ------------------------------------
                                                  Christopher Q. Lucidi,
                                                  Incorporator







                                                       (Seal)
                                           Office of the Secretary of State